RGA

MORTGAGE LOAN APPLICATION

Loan No. 73101343
Date: January 20, 2022
Return Deadline: January 27, 2022

By execution of this Mortgage Loan Application (the "Application"), Borrower (as defined below) hereby requests financing from **RGA ReCap Incorporated** ("RGA"), or its assignee (the "Lender") in the amount of **$11,000,000** (the "Loan") upon the terms and conditions set forth below. This Application does not constitute a commitment by Borrower to borrow or Lender to lend and must be approved by the Lender's investment committee. To submit this Application for consideration you must deliver two duplicate originals of the executed Application to RGA, and wire transfer the sum of **$135,000** in payment of the Application Fee, the Underwriting Fee and the Documentation Fee (if applicable) pursuant to the wire instructions set forth below.

Bank of America, NA
Account No.: 1257152318
ABA No.: 026009593
Account Name: RGA ReCap Incorporated
Loan No.:73101343

Any terms and conditions which are intended to alter or modify the provisions contained herein must be detailed in Section 48 of this Application. If Lender approves this Loan, the terms and conditions of this Application, including those set forth in Section 48, will, subject to the terms of the Commitment Rider (as defined below), be approved by the Lender and incorporated into the commitment issued by Lender to close the Loan, if any (the "Commitment"). Any provisions which alter or modify the terms and conditions of this Application that are not detailed in Section 48 are not, and will not be considered to be, a part of this Application or the Commitment except as may be expressly set forth in the Commitment Rider.

If the Loan is approved, Lender will deliver to you an executed Commitment Rider to this Application evidencing the Lender's approval of the Application and its commitment to make the Loan. Any additional terms not included in this Application that are to be imposed by Lender as a condition for making the Loan will be set forth in Commitment Rider.

1. Borrower and Related Parties

1.1 The Borrowing Entity: a TBD LLC (the "Borrower"), having as its address: Physical: 475 Reed Road, Dalton GA 30720. Mailing: PO Box 2007, Dalton, GA 30722-2007

1.2 Legal Control of the Property and Borrower: At the time of the closing of the Loan pursuant to the terms of this Application (the "Closing") the Borrower and the Property shall be under the "Legal Control" of **The Dixie Group, Inc**. (the "Key Principals"). "Legal Control" means the power, either directly or indirectly, to exercise the authority of Borrower as owner of the Property, either as the majority shareholder of the common stock of a corporation, as the sole general partner of a limited partnership, as the managing general partner of a general partnership, or as the manager or managing member of a limited liability company, provided the person or entity exercising such authority cannot be divested of such authority, except for cause. The terms of the Loan Documents will require that Borrower and the Property remain under the Legal Control of the Key Principals during the term of the Loan.

1.3 Carveout Guarantors: **The Dixie Group, Inc.**, whose address is (together with any person or entity who assumes liability for the Carveout Obligations in the future, the "Carveout Guarantors") shall jointly and severally guarantee and indemnify the payment and performance of the Carveout Obligations as defined below. Each Carveout Guarantor shall also be required to execute the Environmental Indemnity Agreement

indemnifying Lender with respect to environmental matters.

2. **Loan Amount**. The sum of **$11,000,000** subject to the requirement that the value of the Property, as determined by an appraisal conducted using the procedure described in Section 7 below, is sufficient to provide a Loan-to-value of no more than **65%** (the "Maximum LTV").

3. **Interest Rate**. So long as the Loan is not in default, the Loan will bear interest at a rate per annum equal to the greater of (i) **Three and five eighths percent (3.625%) (the "Floor Rate") or (ii) the interpolated yield on the 10 year "on the run" U.S. Treasury plus 190 basis points (the "Interest Rate")** as determined by Lender on a date mutually agreed to by Lender and Borrower. Interest on the principal sum of the Loan shall be calculated on the basis of a three hundred sixty (360) day year and shall be payable based upon a year comprised of 12 months, each having 30 days. Interest due and payable for a period less than a full month shall be calculated by multiplying the actual number of days elapsed in such period by a daily rate based on said 360 day year. Notwithstanding the aforementioned, the final Interest Rate will not be less than the Floor Rate. In the event of a default, the Loan will bear interest at an annual rate equal to the Interest Rate plus five percent (5%) ("Default Interest"). Borrower may elect to have the interest rate locked by Lender upon Lender's receipt of (a) all Fees identified in Section 11 below, and (b) a fully executed Early Rate Lock Agreement and the Early Rate Lock Fee. The date on which the interest rate is locked shall be hereinafter referred to as the "Determination Date".

4. **Term and Amortization**. The term of the Loan shall be **180** months with monthly installments of principal and interest calculated using an amortization schedule of **180** months.

5. **Prepayments.** After a lockout period of twenty four (24) months (the "Lockout Period") and upon giving the holder of the Note thirty (30) days prior written notice, the Loan may be prepaid in full by paying, in addition to all principal, interest and other amounts then due under the Loan Documents, a prepayment premium calculated in accordance with this Section 5. The minimum premium is one percent (1%) of the prepaid amount. Unless the minimum applies, the premium is the amount by which the present value of scheduled Loan payments (the "Total Present Value") on the prepaid indebtedness exceeds the prepaid amount. To determine the Total Present Value, each of the scheduled payments to be made under the terms of the Note, including the "balloon" payment due at the Note's maturity, shall be discounted to its present value as of the prepayment date. For the purpose of this calculation, the Lender shall use a discount rate equal to the interest rate on a hypothetical instrument which, assuming monthly compounding of interest, would produce a yield (as reported by Bloomberg, L.P.) equal to the interpolated average yield of U.S. Government/Treasury Constant Maturities having the same average life as the remaining average life of the Loan. The Lender shall not charge a prepayment premium on (a) any prepayment in full of the Loan made during that period which is ninety (90) days before the maturity date of the Note; and (b) any prepayment made as the result of the Lender's election to apply insurance or condemnation proceeds to the principal balance of the Note. Except as set forth in this Section 5, no prepayments of principal shall be allowed. If the Loan is accelerated as a result of a default under the Loan Documents and Borrower wishes to pay the Loan in full, the payment must include either (i) the applicable prepayment premium, if the payment is tendered during a period when prepayment is permitted under the Note, or (ii) the greater of such prepayment premium and ten percent (10%) of the principal amount owed on the date of default, if the payment is tendered during the Lockout Period.

6. **Security for the Loan.** The Loan will be secured by a first priority mortgage lien (the "Mortgage") on that certain **17.48 acre parcel of land located at 400 Princeton Boulevard in Adairsville, Bartow County, GA 30103 (the "Land")** and the improvements located thereof which include **295,146 SF warehouse and detached 1,800 SF maintenance building** (the "Improvements"). The Land and Improvements are collectively referred to herein as the Property. The Loan will also be secured by a first priority security interest in all personal property belonging to Borrower which is used in connection with or located on the Property and an assignment to Lender of all rents, leases, income and profits from the Property (including, without limitation, all draw rights under tenant letters of credit) and all contracts, licenses, permits and approvals that relate directly to the Property or that Lender considers material to its value or important to its operation.

7. Appraisal. Lender will select and retain, at Borrower's expense, an appraiser to prepare and submit to Lender a self-contained appraisal report estimating the market value of the Property (the "Appraisal"). As a condition to the Lender's commitment to close the Loan, Lender must receive a satisfactory Appraisal which values the Property at an amount sufficient to provide a Loan to value of no more than the Maximum LTV and confirms that the Debt Service Coverage Ratio (the "DSCR") of the Property is no less than **1.15x** to 1 (the "Minimum DSCR"). Lender will calculate the DSCR by dividing the lesser of the estimated "current" net operating income or "stabilized" net operating income of the Property, by the annual debt service required under the final terms of the Loan. If the Closing fails to occur within the period which is 120 days from the date of the valuation set forth in the Appraisal, Lender will require an updated Appraisal.

8. Change in Debt Service Coverage Ratio. On the Closing date, the DSCR of the Property must be no less than the Minimum DSCR. If on the Determination Date, an increase in the interest rate causes the DSCR to fall below the Minimum DSCR, Lender may elect to reduce the amount of the Loan to an amount which will cause the DSCR to be equal to the Minimum DSCR.

9. Loan Information Checklist and Loan Information Sheet. In order to underwrite the Loan, Lender requires certain information regarding, among other things, the Borrower, the Property, the principals of the borrowing entity, the Carveout Guarantors, the financial condition of the principals and Carveout Guarantors, the management of the Property, the existing debt on the Property and authorization for credit inquiries to be conducted by Lender. As such, Borrower is required to submit, simultaneously with this Application, a completed Loan Information Sheet (including both Parts I and II) in the form supplied by Lender and all documentation identified on the Loan Submission Checklist. Borrower agrees to provide such additional information as Lender may request in connection with processing this Application, including information necessary for Lender to ensure compliance with certain laws regarding terrorism and acknowledges that the Loan shall not be closed until all Lender's requirements have been satisfied.

10. Issuance of Commitment. This Application is not a Commitment. This Application will become a "Commitment", which is binding on the Lender, when and if (i) Lender's credit committee approves the Loan; (ii) Lender executes a Rider to this Application (the "Commitment Rider"); (iii) Borrower remits the Commitment Fee to Lender within the time frame provided in the Commitment Rider, and (iv) Borrower accepts the Loan upon the terms and conditions set forth in this Application and those contained in the Commitment Rider. The "Commitment" is a bilateral agreement pursuant to which Lender agrees to make the Loan to Borrower upon Borrower's fulfillment of the conditions set forth herein and in the Commitment Rider. Lender will notify Borrower of its approval of the Loan by delivering an executed Commitment Rider (in the form attached hereto as Exhibit A) to the Borrower stating that the Loan Application has been approved and setting forth any additional terms and conditions upon which the Commitment may be subject. No one other than an authorized representative(s) of the Lender has the authority to bind the Lender. All modifications to this Application, or any Commitment which may be issued subsequently hereto, must be in writing to be considered effective.

11. Fees.

11. 1 Underwriting Fee: A non-refundable fee of $5,000 (the "Underwriting Fee") is payable when Borrower delivers the executed Application to Lender.

11.2 Application Fee: A fee of $110,000 (the "Application Fee") is payable when Borrower delivers the executed Application to Lender.

11.3 Commitment Fee: A fee of $110,0000 (the "Commitment Fee") is due upon the earlier of (a) the date set forth in the Commitment Rider, or (b) the date of the execution of a Rate Lock Agreement.

11.4 Loan Origination Fee: At Closing, Borrower shall pay Lender a loan origination fee (the "Loan Origination Fee") in the amount of $27,500

11.5 Loan Documentation Fees: Borrower shall pay Lender a Loan Documentation Fee in the amount of $20,000.00 (or such additional amount as required pursuant to Section 27 below) in connection with the processing and documentation of the Loan. This amount assumes that the Loan is closed on Lender's **standard documents**, without excessive negotiation, that the issues arising in connection with the Loan or the closing thereof are not unduly complex and/or lengthy, and that Lender will not require any

assistance from outside legal counsel or other expertise not found within Lender.

Lender will not begin to prepare the Loan Documents (as defined below) until after the issuance and acceptance of a Commitment Rider to this Application, assuming a Commitment Rider is issued by Lender, unless Borrower authorizes Lender to immediately proceed with the preparation of Loan Documents by initialing in the space below. By authorizing Lender to immediately proceed with the preparation of Loan Documents, Borrower acknowledges that payment of the Loan Documentation Fee is required to be paid at the time this Application is submitted to Lender, that the Loan Documentation Fee is **deemed fully earned, is non-refundable** and will be retained by Lender regardless of whether or not the Loan is approved as requested, whether Lender issues the Commitment Rider or whether or not the Loan is closed. If Borrower initials this Application below but Lender does not receive the Loan Documentation Fee along with the executed Application, Borrower acknowledges that the Loan Documentation Fee may be deducted from the Application Fee or may be payable in addition to the Application Fee and/or Commitment Fee.

By submitting the Loan Documentation Fee with this Application and initialing the space below, Borrower hereby requests that Lender immediately begin the preparation of Loan Documents and acknowledges this request authorizes the preparation of Loan Documents.

____
Borrower / Principal's Initials

12. Refund of Fees.

12.1 Refund of Application Fee/Commitment Fee. The Application Fee and Commitment Fee (if received) shall be refunded to Borrower, less accrued Costs, upon the occurrence of any of the following:

(i) The Lender rejects the Application;

(ii) The Lender issues a Commitment and the Loan closes in accordance with the terms of the Commitment;

(iii) Lender determines that the Loan-to-value ratio exceeds the Maximum LTV and as a result the Loan amount is reduced by five percent (5%) or more in accordance with the terms of this Application, provided that all information delivered by Borrower to the Lender in connection with the Application was complete and accurate as of the date thereof;

(iv) Lender determines that debt service coverage ratio is less than the Minimum DSCR and as a result the Loan amount is reduced by five percent (5%) or more in accordance with the terms of the Application, provided that all information delivered by Borrower to the Lender in connection with the Application was complete and accurate as of the date thereof;

(v) Lender's due diligence reveals environmental, engineering, title or survey deficiencies with respect to the Property which were not disclosed to Lender and said deficiencies cannot be cured immediately or remediated by Borrower's expenditure of an amount equal to or less than $25,000.00, provided that all information in the possession of Borrower regarding the condition of the Property was delivered to Lender in connection with the Application and was complete and accurate as of the date thereof; or

(vi) The Loan does not close solely as a result of Lender's failure to perform its obligations under the Commitment, provided Lender has received notice of non-performance from Borrower and has been given a reasonable opportunity to cure any non-performance.

12.2 Retention of Application Fee/Commitment Fee by Lender: The Application Fee and Commitment Fee (if received) shall be retained by the Lender if: (a) the Loan fails to close by the Commitment Expiration Date for any reason except as set forth in Subsection 12.1(i) through (vi) above; or (b) Lender issues the Commitment as applied for and it is not accepted by Borrower.

12.3 Post-Closing Costs: To secure Borrower's performance of any post-closing obligations, Lender may elect to withhold an administrative fee of not more than $5,000 (the "Post-Closing Fee") from

any refund of the Application Fee or Commitment Fee made on the date of the Loan Closing. Upon satisfaction of all post-closing obligations, Lender shall refund the remaining portion of this Post-Closing Fee to Borrower within thirty (30) business days.

12.4 Liquidated Damages: Borrower acknowledges Lender would suffer damage as a result of Borrower's failure to consummate the Loan Closing, including, but not limited to, lost internal costs, lost opportunity costs, damage resulting from the loss of Lender's bargain, and other damages which would be difficult or impossible to quantify. Borrower therefore agrees that Lender shall be entitled to retain the Application Fee and the Commitment Fee as liquidated damages and as its sole remedy under circumstances which have rendered the Application Fee and the Commitment Fee nonrefundable under Section 12.2.

13. Closing.

13.1 Costs: Borrower shall pay all costs and expenses incurred in connection with the preparation for and the closing of the Loan, whether or not the Loan is closed, including, without limitation, appraisal fees, engineering examination fees, environmental audit fees, inspection fees, surveyors' fees, legal fees (including fees of counsel for Lender), Loan Documentation Fees, insurance and lease review fees, intangibles taxes, note taxes, mortgage taxes, stamp taxes, transfer taxes, all recording costs, all license and permit fees, all title/UCC/litigation/tax lien search fees, UCC filing fees, cost of credit reports, all title, other insurance premiums and all other out-of-pocket loan origination costs incurred by Lender in good faith ("Costs"). Lender shall not bear any out-of-pocket costs or expenses whatsoever in connection with this Application, any Commitment that may be issued by Lender, or the Loan.

13.2 Closing Procedures and Conditions: When Lender receives the executed Application, the Underwriting Fee and the Application Fee, Lender will engage the consultants who will prepare the third party reports required by Lender, including environmental, engineering, appraisal and title reports. Lender's obligation to fund the Loan on or before the Commitment Expiration Date is contingent upon the satisfaction of all of the conditions to Closing set forth in this Application not later than ten (10) business days prior to the Commitment Expiration Date. If the conditions to Closing have not been satisfied by that time, Lender may unilaterally extend the Commitment Expiration Date for a period of up to twenty (20) business days.

13.3 Third Party Reports. After the Closing, the withdrawal of the Application by Borrower, the rejection of the Application by the Lender, the rejection by Borrower of the Application due to Borrower's refusal to accept changes to the terms of Loan required by Lender, or the termination of the Commitment by Lender, Lender shall provide an electronic copy of each of the appraisal, environmental site assessment and engineering report to Borrower, provided, however, that Borrower hereby agrees (i) that the reports shall be used solely for informational purposes unless the related consultant authorizes another use in a "reliance letter" issued to Borrower in connection with its report, and (ii) to refrain, pending receipt of such a letter, from contacting the related consultant with respect to this transaction, except for the purpose of securing the consultants' agreement to issue a "reliance letter" to Borrower as the secondary client of the consultant. Borrower shall be responsible for the payment of any additional fees imposed by the consultants in connection with addressing the reports to Borrower. Borrower's agreement under this Subsection 13.3 shall take effect immediately and shall survive the termination of the Commitment or the Closing, as the case may be.

14. Conditions to Closing. Lender's obligation to fund the Loan is conditioned upon Borrower's execution and delivery of Loan Documents that are consistent with the terms of this Application, the satisfaction of all conditions to Closing set forth herein, including those conditions set forth in Sections 27 through 42 hereof and the delivery of such other documentation required by Lender, including, without limitation, the documentation identified in the **Loan Submission Checklist**.

15. Management of the Property. The Property shall be managed at all times by the Key Principals, by a property management company engaged by the Key Principals to manage the Property, or by a "Qualified Property Manager." A Qualified Property Manager is either (A) a financially sound, professional property management company, experienced in managing properties similar in type and quality to the Property, or (B) another property management company approved in writing by the Lender. Borrower shall furnish Lender with the name and address of the property management company and a complete and accurate copy of the

management agreement, if applicable. The management agreement shall be assigned to Lender and shall be subordinated to the Mortgage. If no management agreement exists, Borrower shall deliver a certificate to this effect to Lender in a form satisfactory to Lender.

16. Special Purpose Entity Requirements. Borrower shall be organized as a special purpose entity whose sole authorized activities shall be those relating directly to the ownership, operation and management of the Property. If requested by Lender, Borrower shall cause the limited purpose and separateness covenants, in the form specified by the Lender, to be incorporated into Borrower's organizational documents.

17. Loan Documents. Lender's counsel shall prepare the Loan Documents and submit them to Borrower's counsel for review. Lender shall control the form and content of the Loan Documents, but both Lender and Borrower agree that neither party shall require that the Loan Documents contain provisions that contradict the terms of this Application. The principal Loan Documents are a Promissory Note (the "Note"), the Mortgage, an absolute Assignment of Leases and Rents (the "Assignment"), a Separate Guaranty of the Carveout Obligations (the "Carveout Guaranty") and an Environmental Indemnity Agreement (the "Environmental Indemnity Agreement"). Ancillary documents typically include an Assignment and Subordination of Management Agreement and other documents that are customary under local practice or that are necessary to document the circumstances relating to the Loan. All of the documents executed in connection with the Loan are collectively referred to as the "Loan Documents".

18. Recourse Provisions. Subject to retained liability for the Carveout Obligations (as defined below) and except as set forth in Section 18.2 below, the Loan will be non-recourse.

18.1 Carveout Obligations. Borrower and Carveout Guarantor will be personally liable for the Carveout Obligations which are exceptions to the Loan's non-recourse feature. The liability of Borrower and the Carveout Guarantors for the Carveout Obligations shall be evidenced by the Carveout Guaranty. The Carveout Obligations are (a) the obligation to pay amounts advanced or expenses incurred by Lender in connection with any of the "Carveouts" (as defined below); (b) the obligation to defend and hold Lender harmless from and against any claims, judgments, causes of action or proceedings arising from any of the Carveouts; (c) the obligation to indemnify the Lender with respect to any costs, damages, losses, including attorneys' fees, suffered or incurred by Lender in connection with or arising from any of the Carveouts; and (d) the obligation to repay all amounts due under the Note and other Loan Documents (the "Indebtedness"), if Borrower takes an action that voids the exculpation clause set forth in the Note or other Loan Documents. The Carveouts are:

(i) material written misrepresentation;

(ii) waste of the Property (which shall include damage, destruction or disrepair of the Property caused by a willful act or grossly negligent omission of Borrower, but shall exclude ordinary wear and tear in the absence of gross negligence);

(iii) misappropriation of tenant security deposits (including proceeds of tenant letters of credit), insurance proceeds or condemnation proceeds;

(iv) failure to pay ground rent, property taxes, assessments or other lienable impositions, except to the extent funds for payment of said items were placed and remain in escrow with the Lender;

(v) failure to pay to the Lender (a) all rents, income and profits collected more than one month in advance, and (b) all rents, income and profits (including any rent for the last month of the lease term under any lease in force at the time of default), received during any period when there exists a default under the Loan Documents, net of amounts used to pay the reasonable and customary operating and maintenance expenses of the Property;

(vi) removal from the Property of fixtures or Personal Property, unless replaced in a commercially reasonable manner;

(vii) any amounts expended by Lender in connection with the foreclosure of the

Mortgage or expenses by Lender in connection with enforcing the terms of the Loan Documents following default;

(viii) terminating or amending a lease of the Property in violation of the Loan Documents;

(ix) failure to maintain all insurance as required by the Mortgage, except to the extent funds for payment of said insurance premiums were placed and remain in escrow with the Lender; and

(x) liability of Borrower under the Environmental Indemnity Agreement or the provisions set forth in the Mortgage pertaining to hazardous materials or toxic substances found in, on or under the Property.

18.2 Springing Recourse. The Lender's exculpation of Borrower from personal liability for the repayment of the indebtedness shall be void without notice in the event (i) of any fraud or intentional misrepresentation by Borrower; (ii) Borrower voluntarily transfers or encumbers the Property, or any direct or indirect beneficial ownership interest in Borrower, in violation of the Loan Documents, or (iii) Borrower files a voluntary petition for reorganization under Title 11 of the United States Code (or under any other present or future law, domestic or foreign, relating to bankruptcy, insolvency, reorganization proceedings or otherwise similarly affecting the rights of creditors), unless, prior to filing such a proceeding, Borrower offers to enter into Lender's choice of either an agreement to permit an uncontested foreclosure, or an agreement to deliver a deed in lieu of foreclosure, Lender accepts Borrower's offer and the agreement is consummated within sixty (60) days of the Lender's acceptance of the offer. After the Lender accepts such an offer, default by Borrower in fulfilling the terms of the accepted offer shall trigger personal liability for the entire indebtedness. No such offer shall be conditioned on any payment by the Lender, on the release of any Carveout Guarantor from any obligation under any of the Loan Documents, or on any other concession. In jurisdictions where community property laws apply, the spouse of each Carveout Guarantor shall be required to consent to the execution of the Environmental Indemnity Agreement and the Carveout Guaranty.

18.3 Carveout Guaranty Defaults. Events of default under the Carveout Guaranty shall include, without limitation, each of the following: (i) the commencement of a bankruptcy or insolvency proceeding by or against Carveout Guarantor that is not dismissed within sixty days of the filing of the petition or other action); (ii) the dissolution, liquidation or the cessation of the legal existence of any Carveout Guarantor that is not a natural person or the death of any Carveout Guarantor who is a natural person, unless, following any such event, one or more of the remaining Carveout Guarantor have an aggregate net worth equal to or in excess of the Carveout Guarantors' aggregate net worth (excluding the value of the Carveout Guarantors' equity in the Property) represented to the Lender at the time of the approval of the Loan ("Guarantor Net Worth Requirement"), or unless within one hundred eighty (180) days of such an event, a replacement Carveout Guarantor assumes the obligations of the subject guarantor, so that the Carveout Guarantors collectively meet the Guarantor Net Worth Requirement.

19. Monthly Debt Service Payments. The Note will provide that regular monthly installment payments of principal and interest will be payable, without notice, on the first (1st) day of each month during the term of the Loan; provided, however, Borrower will have until the tenth (10th) day of each month during which the payment became due to cure a default in the payment of the regular monthly installment of principal and interest. If such a payment is received within the cure period, no late charge or Default Interest shall apply. The late charge is five percent (5%) of the amount of the late principal and interest payment.

20. Escrows. The Mortgage will require that Borrower pay, into escrow, concurrently with each monthly installment of principal and interest, an amount, as determined by Lender, which will be sufficient to pay, at least thirty (30) days before due, all taxes, assessments and similar charges, and insurance premiums affecting the Property. At the Closing, Borrower shall deliver sufficient funds to Lender to permit Lender to pay taxes and insurance with respect to the Property on the anticipated payment dates. All such funds shall constitute additional security for the Loan and may be commingled with Lender's other funds and shall not bear interest.

21. Financial and Property Reports. Borrower and Carveout Guarantors shall furnish annually to Lender, not later than March 31, copies of Borrower's and Carveout Guarantors' balance sheet and earnings statement. The financial statements must be certified by Borrower and Carveout Guarantor, respectively, as

true and accurate, provided however, if the Loan is in default or if Lender believes that any previously provided financial information may have been misleading or inaccurate, the Lender may require that such statements be certified by an independent certified public accountant prepared in accordance with generally accepted accounting principles, consistently applied. Borrower will also agree to provide on the same annual basis a complete and accurate operating statement on the Property and a current rent roll in the form attached to the **Loan Submission Checklist** (the "Rent Roll"). Lender may, solely at its option, require that certified current income and expense statements, operating statements and a Rent Roll for the Property be submitted on a quarterly basis in addition to the annual summary thereof. If Borrower or any Carveout Guarantor fails to timely provide the required financial statements and property reports, a fee of $1,000.00 shall be added to each monthly payment until the required reports have been provided. This fee is designed to compensate the Lender for (a) the increased risk to the Lender resulting from the inability to monitor and service the Loan using up-to-date information and (b) the reduced value and liquidity of the Loan as a financial asset.

22. Due on Sale

22.1 Due on Sale. The Lender may, at its option, declare the Loan to be due and payable upon the sale or transfer of any portion of the Property, or any other conveyance, transfer, encumbrance or vesting of any direct or indirect ownership interest in Borrower or Property, including (a) the direct or indirect transfer of, or the granting of a security interest in, the ownership of Borrower, (b) any further encumbrance of the Property and (c) the lease, license, or granting of any security interest in the Personal Property.

22.2 Permitted Transfers. Notwithstanding the "Due on Sale" provisions, Lender shall permit, in a transaction approved by Lender, one transfer or sale of the Property during the term of the Loan, provided that Borrower satisfies the following conditions:

(i) No Default shall exist, and no act, omission or circumstance shall exist which, if uncured following Notice and the passage of time, would become a Default.

(ii) Lender shall receive a written request for its approval at least ninety (90) days before the proposed transfer. The request shall specify the identity of the proposed transferee, the purchase price and other terms of the transaction, shall include a copy of the proposed contract of sale, and shall be accompanied by the financial statements, tax returns, and organizational documents of the proposed transferee and its principals.

(iii) The ownership structure, financial strength, credit history and demonstrated property management expertise of the proposed transferee and its principals shall be satisfactory to the Lender in its sole discretion. The Lender expressly reserves the right to withhold its approval of the proposed transfer if the proposed transferee or any of its principals is or has been the subject of any bankruptcy, insolvency, or similar proceeding.

(iv) Under the terms of the proposed transfer, the proposed transferee shall assume the Loan, without modification, under the terms of an assumption agreement and additional documentation satisfactory to the Lender in form and substance.

(v) Under the terms of the assumption agreement and additional documentation, liability for Carveout Obligations first arising before and in connection with the transfer and assumption shall be retained by the Carveout Guarantor and a replacement guarantor having an aggregate net worth (not including the value of such party's equity in the Property) equal to or greater than the net worth of Carveout Guarantor as of the date of the Closing and who is otherwise acceptable to Lender, shall execute an assumption agreement, or such other documentation as Lender deems appropriate, in form and substance, such that the replacement guarantor shall, from and after the date of the assumption and transfer, expressly, unconditionally and fully assume the obligations and liabilities of Carveout Guarantors under the Carveout Guaranty and of Indemnitors under the Environmental Indemnity Agreement or any other Loan Documents executed in connection with the Loan.

(vi) Borrower shall provide an endorsement to the Lender's title insurance policy, insuring the continued validity and priority of the Mortgage following the assumption.

(vii) Lender shall receive an assumption fee of one percent (1%) of the outstanding balance of the Loan and Borrower shall reimburse the Lender's costs and expenses incurred in connection with the proposed transfer, including title updates and endorsement charges, recording fees, any applicable taxes and attorneys' fees, regardless of whether the transfer is consummated.

(viii) Lender determines that the unpaid principal balance of the Note does not exceed **sixty five percent (65%)** of (i) the purchase price of the Property, or (ii) if requested by Lender, the appraised value of the Property at the time of transfer as determined by a then current and satisfactory MAI appraisal prepared, at Borrower's expense, by an appraiser selected by Lender; and that the annual net operating income generated by Property at the time of the transfer, as determined by Lender in its reasonable discretion, equals or exceeds the product reached by multiplying **1.15 times** the annual debt service payment due under the Note.

(ix) Lender is furnished with a copy of the recorded deed by which such transfer is made, satisfactory evidence of insurance with respect to the Property and a letter authorizing Lender to transfer to the proposed transferee all funds held in escrow by Lender of the payment of taxes and insurance premiums or for any other purpose.

22.3 Permitted Internal Transfers. Notwithstanding the "Due on Sale" provisions, Lender shall permit transfers of the direct or indirect beneficial interests in Borrower (a) by and among those persons or entities that are members, shareholders or partners of Borrower as of the date hereof (the "Current Owners"); (b) from the Current Owners to the members of the Current Owners immediate families, or trusts created for the benefit of said immediate family members, for the purpose of facilitating the bona fide estate planning of Current Owners and, (c) to a trustee of an estate upon the death of a Current Owner, provided that the following conditions are satisfied:

(i) Borrower delivers thirty (30) days advance notice of the proposed transfer, together with evidence reasonably satisfactory to Lender that the proposed transfer will satisfy Lender's requirements as set forth in this Section 22.3. Such evidence shall include a narrative description and detailed pre- and post- transfer organizational charts of Borrower;

(ii) No default or event of default shall exist at the time of the transfer;

(iii) The proposed transfer shall not result in any violation of the covenants of the Loan Documents relating to the management of the Property and Legal Control of Borrower;

(iv) Lender determines, in its reasonable discretion, that the proposed transfer shall not have an adverse effect on the Property or Lender's interest therein; and

(v) Borrower pays all out-of-pocket expenses incurred by Lender in the review and processing of the proposed transfer.

23. Environmental Provisions. The Loan Documents will require that Borrower represent that (i) to the best of Borrower's knowledge as a duly diligent property owner, and except as disclosed by the Environmental Site Assessment, no release of any hazardous substance, including mold, has occurred on or about the Property in quantities or at concentration levels that would be expected to give rise to response action, (ii) the Property currently complies, and will comply based on its anticipated use, with applicable environmental laws, including those requiring permits. licenses or other authorizations, and (iii) no governmental authority or agency has commenced any action, proceeding or investigation based on any suspected or actual violation of any environmental law on or about the Property, and to the best of Borrower's knowledge as a duly diligent property owner, no such authority or agency has threatened to commence any such action, proceeding, or investigation If the Loan is in default, or if the Lender has reason to believe that a release of hazardous substances has occurred, the Lender will have the right, at Borrower's expense, to retain an approved environmental consultant to conduct an environmental audit of the Property satisfactory to Lender in scope and substance. Borrower will be obligated to take such investigative and remedial measures as the Lender determines are necessary to address any condition discovered by the audit so that (i) the Property complies with all applicable environmental laws and agreements with regulatory authorities, (ii) the condition of the

Property does not constitute any identifiable risk to human health or to the environment, and (iii) the value of the Property is not adversely affected by the presence of hazardous substances. The Loan Documents will also require that Borrower indemnify Lender against, hold the Lender harmless from, and pay on behalf of the Lender all claims, damages, actions, liabilities, costs and judgments arising from the presence or release on or about the Property of hazardous substances, radioactive substances, or crude oil or any fraction thereof, and from any violation of applicable environmental laws.

24. Assignment of Rents. Borrower will assign all present and future Leases to Lender. The Assignment includes all rights to execute, modify or terminate leases. Lender will, however, grant Borrower a license, revocable upon default, to collect rents in the ordinary course of business, and to take other leasing actions necessary for the management of the Property. Each Lease entered into under the license granted under the Assignment must be (i) to an unaffiliated tenant (unless otherwise approved by Lender) and (ii) at a reasonable market rental rate. Lender may require that Borrower deliver up to date rent rolls and operating statements on a quarterly basis. The Lease must not require or permit the collection of rent more than one month in advance. Any lease to an affiliated tenant approved by Lender shall be fully subordinate to the lien of the Mortgage.

25. Default.

25.1 Monetary Default. A "Default" shall exist without notice if Borrower fails to pay, as and when due, any amount required under the Note or any other Loan Document, provided, however, if the Lender does not receive any regularly scheduled monthly installment of principal and interest when due, Borrower may cure the Default by paying said amount on or before the tenth (10th) day of the month in which it became due. Except as expressly set forth in the immediately preceding sentence no notice or cure period is provided with respect to payment defaults.

25.2 Incurable Non-monetary Default. A "Default" shall exist if Borrower fails to comply with certain provisions of the Loan Documents which create an immediate, incurable Default, including, without limitation, the discovery by Lender that Borrower has made any material misrepresentation that either is intentional or is not capable of being cured, a violation of the "Due on Sale" clause, the filing by Borrower of a voluntary bankruptcy, the insolvency of Borrower, the appointment of a receiver or trustee to take possession of any of the assets of Borrower, the death, dissolution or liquidation of the Borrower or the failure of Borrower to perform its obligation as landlord under any lease in effect with respect to the Property.

25.3 Curable Default. Except for incurable non-monetary Defaults or monetary Defaults for which no notice and cure period exists, a "Default" shall exist if Borrower fails to observe any covenant contained in the Loan Documents and Borrower has received the required notice and the applicable cure period has expired. In most instances, Borrower shall have a period of thirty (30) days from the date of Lender's notice to initiate an effort to cure the potential default, pursue the cure diligently and continuously, and succeed in effecting the cure.

25.4. Acceleration. Lender may accelerate the Loan without notice upon the occurrence of a monetary Default for which no notice and cure period exists, an incurable non-monetary Default, or with notice upon the occurrence of a curable non-monetary Default, if the applicable cure period has expired.

26. Insurance Requirements.

26.1 Required Coverage. During the term of the Loan, Borrower shall be required to maintain the following forms of insurance coverage:

(i) Borrower shall maintain "Open Perils," "Special Form," or "Special Perils" property insurance coverage in an amount not less than 100% of the replacement cost of all insurable elements of the Property and of all tangible Personal Property, with coinsurance waived, or if a coinsurance clause is in effect, with an agreed amount endorsement acceptable to the Lender. Coverage shall extend to the Property and to all tangible Personal Property.

(ii) If any boiler or other machinery is located on or about the Property, Borrower shall maintain broad form boiler and machinery coverage, including a form of business income coverage.

(iii) If the Property is located in a special flood hazard area (that is, an area within the 100-year floodplain) according to the most current flood insurance rate map issued by the Federal Emergency Management Agency and if flood insurance is available, Borrower shall maintain flood insurance coverage on all insurable elements of Property and of all tangible Personal Property.

(iv) Borrower shall maintain a form of business income coverage in the amount of 80% of one year's gross income from the Property.

(v) Borrower shall maintain commercial general liability coverage (which may be in the form of umbrella/excess liability insurance) with a $1,000,000 combined single limit per occurrence and a minimum aggregate limit of $2,000,000.

(vi) Borrower shall maintain liquor liability coverage, if applicable law may impose liability on those selling, serving, or giving alcoholic beverages to others and if such beverages will be sold, served or given on the Property by Borrower.

(vii) Borrower shall maintain terrorism coverage if such insurance is available at commercially reasonable rates and the subject hazards are commonly insured against at the time by prudent institutional lenders for real properties similar to the Property and located in and around the region in with the Property is located. The premium for the terrorism coverage will be deemed commercially reasonable if it is no more than two hundred percent (200%) of the premiums for all other property insurance coverage required hereunder.

(viii) In the event that the Property is located in a geographic area which is considered "high risk" by Lender for potential earthquake damage, a Special Earthquake Hazard Report will be ordered by Lender, at Borrower's cost. The Special Earthquake Hazard Report must be received and approved by the Lender in its sole and absolute discretion prior to closing. The Special Earthquake Hazard Report must indicate that the potential risk of earthquake damage is acceptable to Lender and/or can be adequately insured against. Earthquake coverage shall be required if the Special Earthquake Hazard Report determines that a material risk exists that a significant earthquake may occur and result in a "probable maximum loss" due to earthquake in excess of 20% of the value of the Property.

(ix) Lender may require additional coverages appropriate to the property type and site location. Additional coverages may include windstorm, mine subsidence, sinkhole, mold, personal property, supplemental liability, or coverages of other property-specific risks.

26.2 Policy Requirements. All insurance policies must require the insurance carrier to give the Lender a minimum of ten (10) days' notice in the event of modification, cancellation or termination for non-payment of premium and a minimum of thirty (30) days' notice of non renewal. Borrower shall provide either (a) an original or certified copy of the policy, or (b) a "binder," an Acord 28 (real property), Acord 27 (personal property) or Acord 25 (liability) certificate, or another document satisfactory to the Lender conferring on the Lender the rights and privileges of mortgagee. If Borrower meets the foregoing requirement under clause (b), Borrower shall supply an original or certified copy of the original policy within ninety (90) days. Borrower must also provide Lender with a paid insurance agent's receipt for all current coverages. All insurance policies required hereunder shall be carried by companies having a General Policyholder rating of "A" and a Financial Rating of X or better, as reported by A.M. Best Company and shall not contain exclusions for terrorism coverage or mold coverage. All binders, certificates of insurance, and original or certified copies of policies must name Borrower as the insured, or as an additional insured, must include the complete and accurate property address and must bear the original signature of the issuing insurance agent. On all property insurance policies and coverages required under this Section (including coverage against loss of business income), the Lender must be named as "first mortgagee" under a standard mortgagee clause. On all liability policies and coverages, the Lender must be named as an "additional insured." All policies are to be addressed to the designated Lender, and its successors, assigns, and affiliates; as their interest may appear; c/o RGA ReCap LLC a/k/a RGA Mortgage Loan Servicing, P.O. Box 771320, St. Louis, Missouri 63177."

26.3 Primary Coverage. Each coverage required under this Section shall be primary rather than

contributing or secondary to the coverage that Borrower may carry for other properties or risks, provided, however, that blanket coverage shall be acceptable if (a) the policy includes limits by property location, and (b) the Lender determines, in the exercise of its sole and absolute discretion, that the amount of such coverage is sufficient in light of the other risks and properties insured under the blanket policy.

26.4 Use of Insurance Proceeds. Provided that certain conditions are satisfied, the provisions of the Mortgage will grant Borrower the right to use insurance to rebuild the Improvements following a casualty.

27. Title Insurance. Lender has arranged for **Chicago Title Insurance Company**, via its National Commercial Services office located in Chicago, Illinois, to provide centralized title insurance and closing services for Lender on a nationwide basis. Chicago Title orders mortgagee title insurance and assembles supporting material to facilitate Lender's title and survey review and prepares the commitment for title insurance in conformity with Lender's standards. This arrangement minimizes the time and expense incurred in completing routine, title-related tasks and helps provide cost effective, smooth closings for Lender and its borrowers. As such, except in cases where the Loan proceeds are being used by Borrower for the acquisition of the Property, Lender shall engage Chicago Title to commit itself to issue to Lender a policy insuring, as of the date and time the Mortgage is recorded, Lender's first priority lien on the Property, subject only to those exceptions approved by Lender prior to closing (the "Title Insurance Commitment"). The policy shall be issued on 2011 ALTA standard form of loan policy (with deletion of arbitration) or another form acceptable to Lender (which shall include the TLTA form for properties located in Texas), and shall include those endorsements and affirmative coverages as Lender considers appropriate in light of the particular circumstances of title. The title insurance policy must also insure Borrower's rights under all easements necessary for access, utilities, and parking or otherwise in connection with the intended use or operation of the Property. All costs, fees and expenses incurred in connection with the title insurance required by Lender shall be paid by Borrower at Closing. In the event that a title company other than Chicago Title Insurance Company, via its NCS office, is engaged to issue the Lender's title commitment and provide closing services, Borrower shall pay at closing, in addition to the Loan Documentation Fee set forth in Section 11.5 hereof, an additional administrative fee in the amount of $5,000.00 in order to compensate Lender for the additional time and expense which will be incurred by Lender in completing the closing and post-closing process.

28. Organizational Documents and Authorization. Borrower (and any other business organization from which the person executing the Loan Documents derives, directly or indirectly, his or her authority as signatory) shall provide evidence satisfactory to Lender of its legal existence, of its qualification to do business in the state where the Property is located and that the borrowing transaction is consistent with the purposes for which such business organization has been formed. Borrower's organizational documents shall also provide evidence satisfactory to Lender that the one or more the Key Principals has Legal Control of Borrower. Prior to the Closing, Borrower shall provide Lender with appropriate resolutions and consents which evidence that the borrowing of the Loan has been duly authorized, and the individual or individuals who are to execute the Note and the other Loan Documents have the requisite authority to do so. A list of the types of organizational documents required is attached to the **Loan Submission Checklist** as Exhibit B. Evidence of the good standing of Borrower in the state of its formation should be dated not more than thirty (30) day's prior to the date of the Closing.

29. Survey. Borrower shall order an "Urban ALTA/NSPS Land Title Survey" of the Property and request that a draft of said survey be furnished to Lender not later than twenty (20) days, but not more than sixty (60) days, prior to the Closing. The final survey shall be dated no more than forty-five (45) days earlier than the Closing date. The survey map and the survey on which it is based must be made in accordance with the "Minimum Standard Detail Requirements for ALTA/NSPS Land Title Surveys," jointly established and adopted by ALTA and NSPS in 2016 (the "Requirements") and must include items 1, 2, 3, 4, 6(a), 6(b), 7(a), 7(b)(1), 7(c), 8, 9, 10(a), 11, 13, 16 and 17of Table A of the Requirements, all utility easements of record (indicating the point at which the utilities enter the subject property, and in the survey "Notes," confirming that the utilities enter the subject property from either a public right of way or a recorded easement) and such additional items as Lender may reasonably request. The survey shall provide evidence satisfactory to Lender that all streets providing access to the Property are dedicated for public use and maintained by the appropriate governmental authority. The survey must be certified to Lender and satisfy all other requirements identified in

Exhibit B.

30. Tenant Estoppels / Subordination, Non-Disturbance / Certified Rent Roll. As a condition to Closing, the Lender must receive and approve (i) a current Rent Roll for the Property certified by Borrower as true and accurate; (ii) tenant estoppels, in the form attached hereto as Exhibit C, from all tenants occupying the Property; (iii) tenant-certified copies of all leases identified on said rent roll; and d) at Lender's election, Subordination, Non-Disturbance and Attornment Agreements, in a form satisfactory to Lender, from any or all tenants having a leasehold interest in the Property. The tenant estoppels should be dated not more than 30 days prior to the date of the closing of the Loan. If prior to Closing, the tenant estoppels indicate that a) one or more tenants do not occupy the Property; b) one or more tenants are not paying the full rent currently due and payable under the terms of their respective leases; or c) there are material defaults (by either the landlord or the tenant) in the tenant leases shown on the rent roll submitted to the Lender in support of this Application (and any subsequent Commitment) the Lender may elect to refuse to close the Loan and terminate any Commitment issued by Lender.

31. Updated Property Reports. Approximately two weeks before the anticipated Closing date, Borrower shall have provided and certified to Lender (i) a current rent roll, in a form satisfactory to Lender, and (ii) the past two months' actual operating statements. The operating statements shall state the actual gross income received from unrelated third party tenants (including any miscellaneous income derived from the Improvements) in each of the two preceding months. If the operating statements disclose that the average gross rental income (not including other miscellaneous income) derived from the Improvements in each of those months has been less than $____________, or the rent roll discloses that occupancy levels have fallen below ______%, Lender may terminate the Commitment. If Lender terminates the Commitment under this Section, Lender will refund the Application Fee and the Commitment Fee to Borrower, less Costs and an administrative fee of $10,000.00.

32. Property Tax Information. Borrower shall provide to Lender (i) paid tax receipts for the past two years for all parcels included in the Property and, at Lender's request, copies of the assessor's map(s) and work card(s) for all parcels included in the Property.

33. UCC Searches and Financing Statements. Lender shall conduct such pre-Closing UCC searches and UCC filings and obtain copies of such UCC-1 Financing Statements and underlying security agreements as it shall require in order to perfect its first priority security interest in the Personal Property and other elements of the Property subject to the UCC. Borrower shall cooperate in the completion of all UCC searches, filings, and post-closing searches (including any necessary corrective action). The expense of all searches (including any corrective action) and all financing statements or security agreements, shall be a Cost (and therefore payable by Borrower).

34. Certificate of Occupancy. If construction of the Improvements has been completed less than one year prior to the Closing, Borrower shall provide Lender with a copy of a valid Certificate of Occupancy for the Improvements.

35. Federal I.D. Number. Borrower shall provide its Taxpayer Identification Number to Lender by submitting a completed IRS Form W-9.

36. Independence of the Property. Borrower shall have taken any actions necessary to permit the Property to be operated independently of any surrounding land. If Borrower owns adjoining land used for access, utilities, parking or otherwise to serve the Property, Borrower shall have created all easements required to operate the Property independently. If any easement over private land serves the Property, Borrower shall have provided such evidence as Lender shall request concerning the creation and status of such easement.

37. Utilities. The Engineering Report shall verify, and Borrower shall warrant, that the Property is served by public electric, gas, water, sanitary sewer and storm sewer utilities, and the survey shall disclose that all such utilities reach the Property by means of valid easements.

38. Opinion of Borrower's Counsel. Borrower shall have supplied an opinion of its outside counsel, satisfactory to Lender in form and substance, as to such matters as Lender shall reasonably request. The form

of opinion that will ordinarily meet this requirement is attached hereto as Exhibit D, although Lender may require reasonable modifications to this form to address issues unique to the transaction.

39. Zoning. Borrower shall have provided a zoning report satisfactory to Lender evidencing that the Property and its use complies with applicable zoning law. Such evidence shall include those items customarily required in order for a national title insurance company to issue an ALTA Form 3.1 Zoning Endorsement (completed structure), with parking coverage, including, without limitation, (i) a copy of the applicable zoning ordinance, (ii) a copy of the applicable zoning map, and (iii) and such other information reasonably required by Lender.

40. Financial Statement Review. Borrower shall deliver to Lender its certified financial statements. If Borrower is newly formed, such financial statements may consist solely of a pro forma balance sheet as of the Closing Date. If Borrower is purchasing the Property simultaneously with the Closing, the accounting treatment of the purchase need not be reflected on the balance sheet. Such a balance sheet may include a footnote stating that the accounting treatment of the purchase is not disclosed and will be reflected in the financial statement delivered at the end of the next annual reporting cycle.

41. Environmental Assessment. Lender will engage an environmental consultant to perform an environmental site assessment (the "ESA") of the Property and to report the results of the ESA to Lender. The consultant will be required to enter into Lender's standard form of Environmental Services Agreement, which requires conformity to the "Standard Practice for Environmental Site Assessments: Phase I Environmental Site Assessment Process" of the American Society for Testing and Materials (the "Standard Practice") in conducting the ESA and which includes certain of the "Non-Scope Items" described in the Standard Practice. The consultant's report must follow the format recommended under the Standard Practice. If the consultant's final report discloses any Recognized Environmental Condition (as defined in the Standard Practice) or if Lender has learned that hazardous substances or petroleum products are present on or about the Property and Lender believes that such presence may affect the future economic condition of Borrower or the value of the Property, Lender may (i) terminate the Commitment, (ii) require, as an additional condition precedent to Lender's funding obligation, that the Recognized Environmental Condition be remediated, or that the hazardous substances or petroleum products be removed or associated risks managed, in either case in accordance with the consultant's recommendations, (iii) fund the Loan but delay the refund of all or part of the Application Deposit and the Commitment Deposit until the specified remediation, removal or plan implementation has occurred, (iv) require a reserve fund to secure the performance of the specified remediation, removal or plan implementation, or (v) delay the funding of a portion of the Loan until specified remediation, removal or plan implementation has occurred.

42. Engineering Inspection Procedure. Lender will engage an independent, certified professional engineer (the "Engineer") to inspect the Improvements. Lender shall provide the Engineer with Lender's Engineering Review Guidelines (the "Guidelines"). Borrower shall provide to the Engineer a full set of "as-built" plans and specifications for the Improvements, together with all soil reports, and instruct the Engineer to deliver these items to Lender with its engineering report (the "Engineering Report"), which the Engineer shall prepare and furnish to Lender in conformity with the Guidelines. When the Engineering Report is submitted to Lender, the Engineer must certify that he or she has received the Guidelines, has performed the inspection and prepared the Engineering Report in conformity with them and that he or she understands that Lender will rely on the Engineering Report and on the expertise of the Engineer in inspecting the Property in order to determine whether to fund the Loan. If the Engineering Report or the Engineer's inspection discloses any adverse condition with respect to the Improvements, Lender may elect, in its sole and absolute discretion, (i) to terminate the Application or Commitment, (ii) to require that any adverse condition disclosed by the Engineering Report or the Engineer's inspection be corrected to Lender's reasonable satisfaction before the closing, (iii) require that a reserve fund be established for completion of the post-closing correction work, or (iv) delay the funding of a portion of the Loan until required post-closing correction work has been completed. The completion of any correction work shall be evidenced by a follow-up report from the Engineer. At its discretion, Lender may also require (i) evidence that the Improvements are free of infestation by termites or other wood-boring insects, or (ii) a probable maximum loss study of the possible effect of an earthquake on the Improvements.

43. Representations and Warranties. Borrower represents and warrants that (i) Borrower's exact legal name is set forth in Section 1.1 above and that Borrower is duly organized and in good standing as a ______________________ in the State of __________; (ii) no Borrower, Borrower affiliate, or person owning an interest in Borrower or in any Borrower affiliate, is either a "Specially Designated National" or a "Blocked Person" as those terms are defined in the Office of Foreign Asset Control Regulations (31 CFR Section 500 *et seq.)*; and (iii) there is no history of or pending litigation for felonious charges, bankruptcy, foreclosure or insolvency on the part of Borrower or any of its principals, except as disclosed to Lender in writing. Borrower further represents and warrants that, to the best of its knowledge: (i) all information provided by Borrower to Lender in connection with its request for the Loan is true and correct; (ii) all contracts, franchises, governmental approvals and licenses required in order to conduct Borrower's business and maintain and operate the Property in compliance with applicable law and reasonable commercial practice are, or, prior to the Closing of the Loan shall be, in full force and effect and the Property is currently being, or prior to the Closing of the Loan shall be, operated in compliance with all applicable legal requirements in all material respects; (iii) the operating and financial statements provided to Lender in connection with this Application fairly present the financial condition of the persons, entities and property to which such statements relate; (iv) since the end of the period to which the latest of such financial statements relates, there has been no material adverse change in the financial condition of Borrower or of any Carveout Guarantor; (v) there is no present, pending or threatened condemnation proceeding or award affecting the Property; (vi) no part of the Property has been damaged by fire or other casualty, except as disclosed to Lender; (vii) no person or entity liable for any obligation under the Loan Documents is the subject of any bankruptcy court filing, insolvency proceeding, receivership, composition or assignment for the benefit of creditors, and all such persons or entities are solvent and have the ability to pay their debts as they become due; (viii) there is no suit or administrative proceeding pending, or threatened, against or affecting Borrower, any Carveout Guarantor or the Property which, if adversely determined, may have a material adverse effect on the Property or on the financial condition or business of Borrower or such Carveout Guarantor; (ix) to Borrower's actual knowledge, neither the Property nor the groundwater beneath it is or has been contaminated with any hazardous substance or petroleum product to any material extent, except as otherwise disclosed to Lender in writing; (x) the quality of the air in or about the Improvements is not and has not been the subject of any tenant complaint or legal proceeding, except as otherwise disclosed to Lender in writing; (xi) no lease of the Property imposes any obligation on Borrower, as landlord, that cannot be performed by any successor owner of the Property; and (xii) Borrower, as landlord, is not in default under the terms of any lease affecting the Property.

44. Material Adverse Change. All representations and warranties made by Borrower in the Application or Commitment shall be true in all material respects as of the Closing date, provided, however, that if any of such representations and warranties have become untrue after the Commitment Effectiveness Date, if Lender has not exercised any express termination right under the Application or the Commitment, and if Borrower has faithfully performed its obligation under the Application and Commitment to disclose that the related representation or warranty has become untrue after the Commitment Effectiveness Date, Lender shall fund the Loan unless there has been a material adverse change in the financial condition of Borrower or of any Carveout Guarantor or in the economic or physical condition of the Property.

45. Counterparts. This Application and any Commitment subsequently issued by Lender, may be executed in counterparts, and each of which, so executed, irrespective of the date of execution and delivery, shall be deemed to be an original, and all such counterparts together shall constitute one and the same instrument. The Application or Commitment shall be deemed to have been validly executed by any party delivering any executed counterpart copy via facsimile or other electronic means.

46. Additional Provisions. The assignment or transfer of this Application, or any rights hereunder, by Borrower is strictly prohibited. The Application is for the sole benefit of Borrower and no other party shall have rights under the Application. This Application shall be governed by the law of Missouri, without regard to any choice of law principle requiring the application of the law of another jurisdiction. TO THE EXTENT NOW OR HEREAFTER PERMITTED BY APPLICABLE LAW, LENDER AND BORROWER HEREBY WAIVE THEIR RIGHTS TO A TRIAL BY JURY IN ANY DISPUTE RELATING TO THE APPLICATION OR TO THE FUNDING OF THE LOAN. Borrower hereby consents to the publication by Lender of the terms

of the Loan in trade publications. Time is of the essence with respect to all of Borrower's obligations under the Application

47. **Construction of Modified Language.** No modifications of this Application or the Commitment made by Borrower shall be considered to have been accepted or approved by Lender unless set forth in Section 48 or initialed by an authorized officer or representative of Lender.

48. MODIFICTIONS AND/OR ADDITIONAL REQUIREMENTS

The following modifications are made to terms and provisions of Lender's standard Application/ Commitment:

- **(i) Lender requires a newly executed lease co-terminus with selected loan term at no less than $4/SF NNN; lease must be guaranteed by parent company (The Dixie Group, Inc.);**
- **(ii) Lender will alternatively offer a 15/20 (195/10yr spread, 3.70% floor) or 20/20 loan structure (200/10yr spread, 3.75% floor); preferred structure to be selected by Borrower upon executing application;**
- **(iii) In order to rate-lock immediately, Borrower must submit executed Loan Application, Rate-Lock Agreement and $245,000 (as outlined in Section 11); note – deposits put up with Loan App and Rate-Lock are refundable at close less incurred costs, as outlined in Section 12;**
- **(iv) Require historical operating expenses;**

49. **EQUAL CREDIT OPPORTUNITY ACT NOTICE**.

THE FEDERAL EQUAL CREDIT OPPORTUNITY ACT PROHIBITS CREDITORS FROM DISCRIMINATING AGAINST CREDIT APPLICANTS ON THE BASIS OF RACE, COLOR, RELIGION, NATIONAL ORIGIN, SEX, MARITAL STATUS, AGE (PROVIDED THE APPLICANT HAS THE CAPACITY TO ENTER INTO A BINDING CONTRACT); BECAUSE ALL OR PART OF THE APPLICANT'S INCOME DERIVES FROM ANY PUBLIC ASSISTANCE PROGRAM; OR BECAUSE THE APPLICANT HAS IN GOOD FAITH EXERCISED ANY RIGHT UNDER THE CONSUMER CREDIT PROTECTION ACT. THE FEDERAL AGENCY THAT ADMINISTERS COMPLIANCE WITH THIS LAW CONCERNING THIS CREDITOR IS THE FEDERAL TRADE COMMISSION, EQUAL CREDIT OPPORTUNITY, WASHINGTON, D.C. 20580.

50. **CONSENT TO CREDIT CHECKS**. BORROWER AND GUARANTORS, BY EXECUTING THIS APPLICATION, HEREBY AGREE THAT LENDER MAY SECURE REPORTS ON THE CREDIT AND BACKGROUND OF BORROWER AND GUARANTORS IN CONNECTION WITH THE UNDERWRITING OF THE LOAN.

SEE NEXT PAGE FOR SIGNATURES

By executing this Application and returning it to Lender, Borrower hereby agrees that Borrower is offering to borrow the Loan amount upon the terms and conditions set forth herein.

BORROWER:

By: [signature]
Name: Allen Danzey
Title: CFO
Date: 1/27/22

GUARANTOR:

Name: [signature]
Address: 475 Reed Road
Dalton, GA 30720
Date: 1/27/22